UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2016

FRANKLIN FINANCIAL NETWORK, INC.

(Exact name of registrant as specified in charter)

Tennessee	001-36895	20-8839445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

722 Columbia Avenue, Franklin, Tennessee 37064

(Address of Principal Executive Offices)

615-236-2265

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is being filed to amend the Current Report on Form 8-K by Franklin Financial Network, Inc. on February 29, 2016. The original filing inadvertently reflected an incorrect date of February 22, 2016 instead of February 23, 2016 in both the EDGAR submission control header under “Date of Report (Date of earliest event reported)” and Item 5.02. The purpose of this Form 8-K/A is to correct that date.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 23, 2016, the board of directors (“Board”) of Franklin Financial Network, Inc. (the “Company”) determined to restructure the composition of the Board to ensure the Company’s compliance with the corporate governance requirement of the New York Stock Exchange that at least a majority of the Board be comprised of independent directors. In connection with this Board restructuring, James W. Cross, IV, Lee M. Moss and Paul M. Pratt, Jr. (collectively, the “Departing Directors”) stepped down from their positions on the Board. None of the Departing Directors stepped down from the Board because of a disagreement with the Company. The Departing Directors will continue to serve as directors of Franklin Synergy Bank, the Company’s wholly owned bank subsidiary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2016	FRANKLIN FINANCIAL NETWORK, INC.

	By:	/s/ Sally P. Kimble
Sally P. Kimble
Executive Vice President, Chief Financial Officer and Chief Administrative Officer